   As filed with the Securities and Exchange Commission on September 22, 2000

                                                      Registration No. 333-59513
                                                      ==========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                  06-1047163
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                   PETER WIRTH
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                                  PAUL KINSELLA
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------


         Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-59513) registered $250,000,000 principal amount of Genzyme Corporation's 5 1/4% convertible subordinated notes due 2005 and 6,313,131 shares of Genzyme General Division Common Stock issuable upon conversion of these notes. This Registration Statement covers resales of these notes and such shares by the securityholders named in the prospectus and any related prospectus supplements. As of the date of this Post-Effective Amendment, none of the notes have been converted into shares of Genzyme General Division Common Stock. On or prior to September 19, 2000, the securityholders had sold $231,790,000 principal amount of the registered notes which were convertible into 5,853,283 shares of Genzyme General Division Common Stock. The remaining $18,210,000 principal amount of the notes and the 459,848 shares of Genzyme General Division Common Stock issuable upon conversion of these remaining notes are now eligible for sale pursuant to Rule 144. Accordingly, this Post-Effective Amendment is filed to deregister the $18,210,000 principal amount of unsold notes and the 459,848 shares of Genzyme General Division Common Stock issuable upon conversion of these unsold notes.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 22, 2000.

                                     GENZYME CORPORATION

                                     By: /s/ Michael S. Wyzga
                                         ---------------------------------------
                                         Michael S. Wyzga
                                         Senior Vice President
                                         and Chief Financial Officer


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